Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, as amended (File Nos. 333-167026, 333-172363, 333-179993, 333-189693, 333-200555, 333-213268, 333-220457, 333-235376, 333-249210, and 333-249218), on Form S-8 (File Nos. 333-159096, 333-165933, 333-170891, 333-176915, 333-190542, 333-200557, 333-211348, 333-231264, 333-235375, 333-249213 and 333-273082) and on Form S-1 (File No. 333-225483, 333-274011 and 333-274403 of Golden Minerals Company of our report dated March 19, 2024 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2023.

/s/ Haynie & Company
Salt Lake City, Utah

March 19, 2024